UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 23, 2010 (June 22, 2010)

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SIONIX CORPORATION
(Exact name of Company as specified in Charter)
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Nevada	002-95626-D	87-0428526
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

2801 Ocean Park Blvd., Suite 339
Santa Monica, CA 90405
(Address of Principal Executive Offices)

(847) 235-4566
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2 below).

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by Sionix Corporation (the “Company”) from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Company’s management as well as estimates and assumptions made by the Company’s management.  When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Company or the Company’s management identify forward looking statements.  Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Company’s industry, operations and results of operations and any businesses that may be acquired by the Company.  Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the Company believes that the expectations reflected in the forward looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results.

Item 1.01   Entry Into a Material Definitive Agreement

On June 22, 2010, the Company entered into and closed upon a financing in the amount of $500,000 (the “Financing”).  Pursuant to the Financing, the investor purchased 8,333,333 units at a price of $0.06 per unit.  Each unit consisted of one share of restricted common stock of the Company and a warrant to purchase one additional share of common stock of the Company at a price of $0.17 per share. The warrant is valid for a period of 5 years from June 22, 2010.  The investor is an individual accredited investor with no relationship to the Company other than as set forth below.

Item. 3.02.   Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth under Item 1.01 above, which disclosure is incorporated herein by reference.

The Company paid a commission related to the Financing consisting of (a) a cash payment of $50,000, and (b) a five-year warrant to purchase up to 833,333 shares of the Company’s common stock at an exercise price of $0.17 per share.

The issuance of the Company’s shares of common stock to the investor, and the issuance of the warrants to purchase shares of the Company’s common stock in connection therewith, were exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) promulgated thereunder, as a transaction by an issuer not involving a public offering.

Item 8.01.    Other Events.

On May 22, 2010 the Company entered into a non-binding letter of intent (the “LOI”) with the investor referenced in Item 1.01 above.  The LOI contemplated the Financing referenced in Item 1.01 above.  The LOI also contemplates certain terms and conditions for the purchase by the investor of a Sionix Mobile

Water Treatment System, and separately a distribution agreement for the investor to distribute the Company’s products within the investor’s defined industry.  The Company has not yet received the contemplated purchase order from the investor, nor has the Company yet entered into a distribution agreement with the investor.  However, the Company continues to discuss and/or negotiate a possible purchase order and a possible distribution agreement with the investor pursuant to the LOI.  There can be no assurance that a purchase order will be received or a Mobile Water Treatment System sold to the investor.

The information in Item 8.01 in this Current Report on Form 8-K attached hereto shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 23, 2010

SIONIX CORPORATION

By:	/s/ James R. Currier
James R. Currier
Chief Executive Officer